EXHIBIT 32.02

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &
                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Belmont Capital Management, Inc. as general partner of Bromwell Financial Fund, L.P., certify that (i) the Form 10Q for the period ended June 30, 2005 of Bromwell Financial Fund, L.P. fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the period ended June 30, 2005 fairly presents, in all material respects, the financial condition and results of operations of Bromwell Financial Fund, L.P.


BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
By: Belmont Capital Management, Inc., General Partner


By: /s/ Michael Pacult
    Michael Pacult
    Chief Executive Officer &
    Chief Financial Officer

Date: August 17, 2005